ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS OF


                           TOWER SEMICONDUCTOR LTD.


                               December 7, 2003



                        Please date, sign and mail your
                               proxy card in the
                           envelope provided as soon
                                 as possible.




    Please detach along perforated line and mail in the envelope provided.

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]      |
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                                                                        |                                     FOR AGAINST ABSTAIN
                                                                        |2.  TO APPROVE the reappointment
1. Election of Directors: TO ELECT the nominees listed below as         |    of Mr. Carmel Vernia as Chairman  [ ]   [ ]   [ ]
   members of the Board of Directors of the Company.                    |    of the Board of Directors of the
                                                                        |    Company.
                                                NOMINEES:               |
[  ] FOR ALL NOMINEES                                Mr. Carmel Vernia  |3A. VOTE HERE if you do not have a    [ ]   [ ]   [ ]
                                                     Mr. Idan Ofer      |    Personal Interest (as defined below) in Proposal 3.
                                                     Mr. Ehud Hillman   |    TO APPROVE the amendment to the Fab 2 investment
[  ] WITHHOLD AUTHORITY                              Dr. Eli Harari     |    agreements with each of Israel Corporation-
     FOR ALL NOMINEES                                Mr. Miin Wu        |    Technologies (ICTech) Ltd., SanDisk Corporation,
                                                     Mr. N.D. Reddy     |    Alliance Semiconductor Corporation, and Macronix
                                                                        |    International Co., Ltd., and the amendment to the
                                                                        |    credit facility agreement with each of Bank Hapoalim
                                                                        |    B.M. and Bank Leumi-Le-Israel B.M., including certain
                                                                        |    agreements with the Israel Corporation Ltd.
                                                                        |
                                                                        |3B  VOTE  HERE  if  your  have a      [ ]   [ ]   [ ]
                                                                        |   Personal interest (as defined below) in Proposal 3.
                                                                        |   TO APPROVE the amendment to the Fab 2 Investment
                                                                        |   agreements with each of Israel
                                                                        |   Corporation-Technologies (IC Tech) Ltd., SanDisk
                                                                        |   Corporation, Alliance Semiconductor Corporation, and
                                                                        |   Macronix International Co., Ltd., and the amendment
                                                                        |   to the credit facility agreement with each of Bank
                                                                        |   Hapoalim B.M. and Bank Leumi-Le-Israel B.M.,
                                                                        |   including certain agreements with the Israel
                                                                        |   Corporation Ltd.
                                                                        |
                                                                        |4.  TO APPROVE the adoption of the    [ ]   [ ]   [ ]
                                                                        |    Company's 2003/1, 2004 and 2005 Employee Share Option
                                                                        |    Plans.
                                                                        |
                                                                        |5.  TO APPROVE the appointment of     [ ]   [ ]   [ ]
                                                                        |    Brightman Almagor & Co. as the independent public
                                                                        |    accountant of the Company as provided in the Proxy
------------------------------------------------------------------------+    Statement, and to further authorize the Audit
                                                                        |    Committee of the Board to fix the remuneration of
                                                                        |    such auditors in accordance with the volume and
                                                                        |    nature of their services.
                                                                        |
                                                                        |6.  TO APPROVE an increase in the number of the
                                                                        |    Company's authorized ordinary shares to
                                                                        |    150,000,000 and authorized share capital to
                                                                        |    NIS 150,000,000 and to amend the Company's
                                                                        |    Articles of Association to reflect such
                                                                        |    increase.
                                                                        |
                                                                        |For the purposes of this Proxy Card, a "Personal
                                                                        |Interest" of a shareholder in the approval of an act or
                                                                        |a transaction of the Company, (i) includes the personal
                                                                        |interest of any members of his/her immediate family
                                                                        |(including the spouses thereof), or a personal interest
                                                                        |of a body corporate in which the shareholder or such
                                                                        |family member thereof serves as a director or the chief
                                                                        |executive officer, owns at least 5% of its issued share
                                                                        |capital or its voting rights or has the right to appoint
------------------------------------------------------------------------|a director or chief executive officer, and (ii) excludes
To change the address on your account, please check the box at          |a personal interest that arises solely from the fact of
right and indicate your new address in the address space above.   [  ]  |holding shares in the Company or any body corporate.
Please note that changes to the registered name(s) on the account       |
may not be submitted via this method.                                   |
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Signature of Shareholder______________________  Date:___________  Signature of Shareholder ______________________  Date:___________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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                                                    TOWER SEMICONDUCTOR LTD.
                                   For the Annual and Special General Meeting of Shareholders
                                             To Be Held On Sunday, December 7, 2003

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Tower Semiconductor Ltd. (the "Company") hereby appoints each of Amir Harel and Tamar Cohen of the
Company,  with full  power of  substitution,  the true and  lawful  attorney,  agent and proxy of the  undersigned,  to vote,  as designated on the reverse side,  all of the Ordinary  Shares of the Company which the  undersigned is entitled in any capacity to vote at the Annual and Special General Meeting of Shareholders of the Company to be held at the offices of the Company located at
Hamada Avenue, Ramat Gavriel Industrial Park, Migdal Haemek,  Israel, on Sunday,  December 7, 2003 at 11:00 a.m. (local time) and all adjournments and postponements thereof.

The  undersigned  hereby  acknowledges  receipt of the Notice of an Annual and Special  General  Meeting and the Proxy  Statement
accompanying  such Notice,  revokes any proxy or proxies  heretofore given to vote upon or act with respect to the  undersigned's shares and hereby ratifies and confirm all that the proxies or their substitutes may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IN
ORDER FOR YOUR VOTE TO BE COUNTED  WITH  RESPECT TO PROPOSAL 3, YOU MUST  INDICATE  WHETHER YOU HAVE A PERSONAL  INTEREST IN SUCH
PROPOSAL BY VOTING IN ITEM 3A OR 3B. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 4, 5 AND 6.


                                          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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